                                  EXHIBIT 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                         QUICKTURN DESIGN SYSTEMS, INC.

                                 QT CORPORATION

                                       AND

                                 SPEEDSIM, INC.

                          Dated as of January 16, 1997

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I

     THE MERGER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1
     1.1  The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1
     1.2  Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . A-2
     1.3  Effect of the Merger . . . . . . . . . . . . . . . . . . . . . . . A-2
     1.4  Certificate of Incorporation; Bylaws . . . . . . . . . . . . . . . A-2
     1.5  Directors and Officers . . . . . . . . . . . . . . . . . . . . . . A-2
     1.6  Maximum Shares to Be Issued; Effect on Capital Stock . . . . . . . A-2
     1.7  Dissenting Shares. . . . . . . . . . . . . . . . . . . . . . . . . A-5
     1.8  Surrender of Certificates. . . . . . . . . . . . . . . . . . . . . A-6
     1.9  No Further Ownership Rights in Company Common Stock. . . . . . . . A-7
     1.10 Lost, Stolen or Destroyed Certificates . . . . . . . . . . . . . . A-7
     1.11 Tax and Accounting Consequences. . . . . . . . . . . . . . . . . . A-7
     1.12 Taking of Necessary Action; Further Action . . . . . . . . . . . . A-7

ARTICLE II

     REPRESENTATIONS AND WARRANTIES OF THE COMPANY . . . . . . . . . . . . . A-7
     2.1  Organization of the Company. . . . . . . . . . . . . . . . . . . . A-8
     2.2  Company Capital Structure. . . . . . . . . . . . . . . . . . . . . A-8
     2.3  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . A-8
     2.4  Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-9
     2.5  Company Financial Statements . . . . . . . . . . . . . . . . . . . A-9
     2.6  No Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . .A-10
     2.7  No Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-10
     2.8  Tax and Other Returns and Reports. . . . . . . . . . . . . . . . .A-12
     2.9  Restrictions on Business Activities. . . . . . . . . . . . . . . .A-13
     2.10 Title to Properties; Absence of Liens and Encumbrances . . . . . .A-13

                             TABLE OF CONTENTS
                                (continued)

     2.11 Intellectual Property. . . . . . . . . . . . . . . . . . . . . . .A-14
     2.12 Agreements, Contracts and Commitments. . . . . . . . . . . . . . .A-15
     2.13 Interested Party Transactions. . . . . . . . . . . . . . . . . . .A-17
     2.14 Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . .A-17
     2.15 Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-17
     2.16 Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-17
     2.17 Minute Books . . . . . . . . . . . . . . . . . . . . . . . . . . .A-18
     2.18 Environmental Matters. . . . . . . . . . . . . . . . . . . . . . .A-18
     2.19 Brokers' and Finders' Fees; Third Party Expenses . . . . . . . . .A-19
     2.20 Employee Matters and Benefit Plans . . . . . . . . . . . . . . . .A-19
     2.21 Employees. . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-22
     2.22 Pooling of Interests . . . . . . . . . . . . . . . . . . . . . . .A-22
     2.23 Representations Complete . . . . . . . . . . . . . . . . . . . . .A-22

ARTICLE III

     REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB . . . . . . . .A-23
     3.1  Organization, Standing and Power . . . . . . . . . . . . . . . . .A-23
     3.2  Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-23
     3.3  Capital Structure. . . . . . . . . . . . . . . . . . . . . . . . .A-24
     3.4  SEC Documents; Parent Financial Statements . . . . . . . . . . . .A-24
     3.5  No Material Adverse Change . . . . . . . . . . . . . . . . . . . .A-24
     3.6  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-25
     3.7  Brokers' and Finders' Fees; Third Party Expenses . . . . . . . . .A-25

ARTICLE IV

     CONDUCT PRIOR TO THE EFFECTIVE TIME . . . . . . . . . . . . . . . . . .A-25
     4.1  Conduct of Business of the Company . . . . . . . . . . . . . . . .A-25
     4.2  No Solicitation. . . . . . . . . . . . . . . . . . . . . . . . . .A-28

ARTICLE V

     ADDITIONAL AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . .A-29
     5.1  Registration on Form S-4; Private Placement Exemption; Company
          Stockholder Approval . . . . . . . . . . . . . . . . . . . . . . .A-29
     5.2  Access to Information. . . . . . . . . . . . . . . . . . . . . . .A-30
     5.3  Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . .A-30
     5.4  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-30
     5.5  Public Disclosure. . . . . . . . . . . . . . . . . . . . . . . . .A-31
     5.6  Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-31
     5.7  FIRPTA Compliance. . . . . . . . . . . . . . . . . . . . . . . . .A-31
     5.8  Reasonable Efforts . . . . . . . . . . . . . . . . . . . . . . . .A-31
     5.9  Notification of Certain Matters. . . . . . . . . . . . . . . . . .A-31

                             TABLE OF CONTENTS
                                (continued)

     5.10 Employee Matters . . . . . . . . . . . . . . . . . . . . . . . . .A-31
     5.11 Pooling Accounting . . . . . . . . . . . . . . . . . . . . . . . .A-32
     5.12 Affiliate Agreements . . . . . . . . . . . . . . . . . . . . . . .A-32
     5.13 Voting Agreements. . . . . . . . . . . . . . . . . . . . . . . . .A-32
     5.14 Additional Documents and Further Assurances. . . . . . . . . . . .A-32
     5.15 Form S-8 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-33
     5.16 Nasdaq National Market Listing . . . . . . . . . . . . . . . . . .A-33
     5.17 Company's Auditors . . . . . . . . . . . . . . . . . . . . . . . .A-33
     5.18 Updates of Schedules . . . . . . . . . . . . . . . . . . . . . . .A-33

ARTICLE VI

     CONDITIONS TO THE MERGER. . . . . . . . . . . . . . . . . . . . . . . .A-33
     6.1  Conditions to Obligations of Each Party to Effect the Merger . . .A-33
     6.2  Additional Conditions to Obligations of the Company. . . . . . . .A-34
     6.3  Additional Conditions to the Obligations of Parent and Merger Sub.A-35

ARTICLE VII

     SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW. . . . . . . . . . .A-37
     7.1  Survival of Representations and Warranties . . . . . . . . . . . .A-37
     7.2  Escrow Arrangements. . . . . . . . . . . . . . . . . . . . . . . .A-37

ARTICLE VIII

     TERMINATION, AMENDMENT AND WAIVER . . . . . . . . . . . . . . . . . . .A-43
     8.1  Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . .A-43
     8.2  Effect of Termination. . . . . . . . . . . . . . . . . . . . . . .A-44
     8.3  Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-44
     8.4  Extension; Waiver. . . . . . . . . . . . . . . . . . . . . . . . .A-45

ARTICLE IX

     GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . . .A-45
     9.1  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-45
     9.2  Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . .A-46
     9.3  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . .A-46
     9.4  Entire Agreement; Assignment . . . . . . . . . . . . . . . . . . .A-46
     9.5  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . .A-47
     9.6  Other Remedies . . . . . . . . . . . . . . . . . . . . . . . . . .A-47
     9.7  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . .A-47
     9.8  Rules of Construction. . . . . . . . . . . . . . . . . . . . . . .A-47
     9.9  Specific Performance . . . . . . . . . . . . . . . . . . . . . . .A-47

                                INDEX OF EXHIBITS


EXHIBIT        DESCRIPTION
-------        -----------

Exhibit A      Form of Company Affiliate Agreement

Exhibit B      Form of Company Stockholder Voting Agreement

Exhibit C      Form of Employment Agreement

Exhibit D      Form of  Legal Opinion of Counsel to Parent

Exhibit E      Form of Legal Opinion of Counsel to the Company

Exhibit F      Form of Declaration of Registration Rights

                               INDEX OF SCHEDULES


SCHEDULE  DESCRIPTION
--------  -----------

2.2(a)    Stockholder List
2.2(b)    Option List
2.4       Governmental and Third Party Consents
2.5(h)    Company Financial Statements
2.7       No Changes
2.8       Tax Returns and Audits
2.9       Restrictions on Business Activity
2.10(a)   Leased Real Property
2.10(b)   Liens on Property
2.11(a)   Intellectual Property
2.11(b)   Intellectual Property Licenses
2.12(a)   Agreements, Contracts and Commitments
2.12(b)   Breaches
2.13      Interested Party Transactions
2.19      Expenses of Transaction
2.20(b)   Employee Benefit Plans and Employee Agreements
2.20(d)   Employee Plan Compliance
2.20(g)   Post Employment Obligations
4.1(l)    Severance Agreements
5.12      Company Affiliate List
6.1(f)    Employees Signing Employment Agreements
6.2(c)    Third Party Consents Required of Parent
6.3(c)    Third Party Consents Required of the Company

                      AGREEMENT AND PLAN OF REORGANIZATION


     This AGREEMENT AND PLAN OF REORGANIZATION (this "AGREEMENT") is made and entered into as of January 16, 1997 among Quickturn Design Systems, Inc., a Delaware corporation ("PARENT"), QT Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and SpeedSim, Inc., a Delaware corporation (the "COMPANY").

                                    RECITALS

     A. The Boards of Directors of each of the Company, Parent and Merger Sub believe it is in the best interests of each company and their respective stockholders that Parent acquire the Company through the statutory merger of Merger Sub with and into the Company (the "MERGER") and, in furtherance thereof, have approved the Merger.

     B. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of capital stock of the Company ("COMPANY CAPITAL STOCK") and all outstanding options to acquire or receive shares of Company Capital Stock shall be converted into the right to receive shares of voting Common Stock of Parent ("PARENT COMMON STOCK").

     C. A portion of the shares of Parent Common Stock otherwise issuable by Parent in connection with the Merger shall be placed in escrow by Parent, the release of which amount shall be contingent upon certain events and conditions, all as set forth in Article VII hereof.

     D. The Company, Parent and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

     1.1 THE MERGER. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law ("DELAWARE LAW"), Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

     1.2 EFFECTIVE TIME. Subject to the provisions of this Agreement, the closing of the Merger (the "CLOSING") will take place as promptly as practicable, but no later than five (5) business days, following satisfaction or waiver of the conditions set forth in Article VI, at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "CLOSING DATE." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing an Agreement or Certificate of Merger (or like instrument) with the Secretary of State of the State of Delaware (the "MERGER AGREEMENT"), in accordance with the relevant provisions of Delaware Law (the time of confirmation by the Secretary of State of Delaware of such filing being referred to herein as the "EFFECTIVE TIME").

     1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4  CERTIFICATE OF INCORPORATION; BYLAWS.

          (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation; provided, however, that Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is "SpeedSim, Inc."

          (b) Unless otherwise determined by Parent, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

     1.5 DIRECTORS AND OFFICERS. The director(s) of Merger Sub immediately prior to the Effective Time shall be the initial director(s) of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

     1.6 MAXIMUM SHARES TO BE ISSUED; EFFECT ON CAPITAL STOCK. The maximum number of shares of Parent Common Stock to be issued (including Parent Common Stock to be reserved for issuance upon exercise of any of the Company's options to be assumed by Parent) in exchange for the acquisition by Parent of all outstanding Company Capital Stock and all unexpired and unexercised options to acquire Company Capital Stock shall be equal to the Aggregate Share Number (as defined in Section 1.6(g)(iii)). No adjustment shall be made in the number of shares of Parent Common Stock issued in the Merger as a result of any cash proceeds received by the Company from the date hereof to the Effective Time pursuant to the exercise of options to acquire Company Capital Stock. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder of any shares of the Company Capital Stock, the following shall occur:

          (a) CONVERSION OF COMPANY COMMON STOCK. Each share of Common Stock of the Company (including all shares of Common Stock of the Company issued upon conversion of Preferred Stock of the Company ("COMPANY PREFERRED STOCK") immediately prior to the Closing) (collectively, the "COMPANY COMMON STOCK") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Stock to be canceled pursuant to Section 1.6(b) and any Dissenting Shares (as defined and to the extent provided in Section 1.7(a)) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of Parent Common Stock equal to the Exchange Ratio (as defined in Section 1.6(g)(v) below), upon surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 1.8.

          (b) CANCELLATION OF PARENT-OWNED AND COMPANY-OWNED STOCK. Each share of Company Capital Stock owned by Merger Sub, Parent, the Company or any direct or indirect wholly-owned subsidiary of Parent or the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

          (c) STOCK OPTIONS. At the Effective Time, all options to purchase Company Common Stock then outstanding under the Company's 1995 Incentive and Nonqualified Stock Option Plan, as amended as of the date hereof (the "OPTION PLAN"), shall be assumed by Parent in accordance with provisions described below.

               (i) At the Effective Time, each outstanding option to purchase shares of Company Common Stock (each a "COMPANY OPTION") under the Option Plan, whether vested or unvested, shall be, in connection with the Merger, assumed by Parent. Each Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Option Plan and/or as provided in the respective option agreements governing such Company Option immediately prior to the Effective Time, except that (A) such Company Option shall be exercisable (when vested) for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock and (B) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option shall be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent.

               (ii) It is the intention of the parties that the Company Options assumed by Parent qualify following the Effective Time as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE"), to the extent the Company Options qualified as incentive stock options immediately prior to the Effective Time.

               (iii) Promptly following the Effective Time, Parent will issue to each holder of an outstanding Company Option a document evidencing the foregoing assumption of such Company Option by Parent.

          (d) CAPITAL STOCK OF MERGER SUB. Each share of Common Stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares of Common Stock of Merger Sub shall, as of the Effective Time, evidence ownership of such shares of Common Stock of the Surviving Corporation.

          (e) ADJUSTMENTS TO EXCHANGE RATIO. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Company Capital Stock), reorganization, recapitalization or other like change with respect to Company Capital Stock occurring after the date hereof and prior to the Effective Time.

          (f) FRACTIONAL SHARES. No fraction of a share of Parent Common Stock will be issued, but in lieu thereof, each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall be entitled to receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of
(i) such fraction, multiplied by (ii) the average closing price of a share of Parent Common Stock for the five (5) consecutive trading days ending on the trading day immediately prior to the Closing Date, as reported on the Nasdaq National Market.

          (g)  DEFINITIONS.

               (i) AGGREGATE COMMON NUMBER. The "Aggregate Common Number" shall mean the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time (including all shares of Company Common Stock issued upon conversion of Company Preferred Stock.

               (ii) AGGREGATE OPTION NUMBER. The "Aggregate Option Number" shall mean the aggregate number of shares of Company Common Stock issuable upon the exercise of all outstanding Company Options immediately prior to the Effective Time.

               (iii) AGGREGATE SHARE NUMBER. The "Aggregate Share Number" shall be 2,827,221 shares of Parent Common Stock (as appropriately adjusted to reflect the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock), reorganization, recapitalization or other like change with respect to the Parent Common Stock occurring after the date hereof and prior to the Effective Time).

               (iv) ESCROW AMOUNT. The "Escrow Amount" shall be a number of shares of Parent Common Stock obtained by multiplying (x) the Aggregate Common Number by (y) the Exchange Ratio by (z) 0.10.

               (v) EXCHANGE RATIO. The "Exchange Ratio" shall mean the quotient obtained by dividing (x) the Aggregate Share Number by (y) the sum of (A) the Aggregate Common Number, plus (B) the Aggregate Option Number.

     1.7  DISSENTING SHARES.

          (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has demanded and perfected appraisal or dissenters' rights for such shares in accordance with Delaware Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights ("DISSENTING SHARES") shall not be converted into or represent a right to receive Parent Common Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by Delaware Law.

          (b) Notwithstanding the provisions of subsection (a), if any holder of shares of Company Capital Stock who demands appraisal of such shares under Delaware Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Common Stock and payment for any fractional share as provided in
Section 1.6, without interest thereon, upon surrender of the certificate representing such shares.

          (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Capital Stock, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under Delaware Law. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal of capital stock of the Company or offer to settle or settle any such demands.

     1.8  SURRENDER OF CERTIFICATES.

          (a) EXCHANGE PROCEDURES. At the Closing, (i) each holder of record of a certificate or certificates (the "CERTIFICATES") which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock and which shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.6 shall surrender such Certificates in exchange for certificates representing shares of Parent Common Stock, (ii) upon such surrender of a Certificate the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock (less the number of shares of Parent Common Stock, if any, to be deposited in the Escrow Fund on such holder's behalf pursuant to Article VII hereof), plus cash in lieu of fractional shares in accordance with Section 1.6, to which such holder is entitled pursuant to Section 1.6, and (iii) the Certificate so surrendered shall forthwith be canceled. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of
Article VII hereof, Parent shall cause to be distributed to the Escrow Agent (as defined in Article VII) a certificate or certificates representing that number of shares of Parent Common Stock equal to the Escrow Amount, which certificate shall be registered in the name of the Escrow Agent. Such shares shall be beneficially owned by the holders on whose behalf such shares were deposited in the Escrow Fund and shall be available to compensate Parent as provided in Article VII. Each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock and that is not surrendered at the Closing will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6. Upon surrender of any such outstanding Certificate to Parent after the Effective Time, Parent shall promptly deliver, or cause to be delivered, a certificate representing the number of shares of Parent Common Stock into which the shares of Company Capital Stock represented by such Certificate were converted, together with such amount in cash in lieu of fractional shares.

          (b) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to Parent Common Stock declared or made after the Effective Time and with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock.

          (c) TRANSFERS OF OWNERSHIP. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

     1.9 NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.10 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Company shall, prior to the Closing Date, issue a replacement certificate or certificates for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof; provided, however, that the Company will, upon the request of Parent, and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Company or Parent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     1.11 TAX AND ACCOUNTING CONSEQUENCES. It is intended by the parties hereto that the Merger shall (i) constitute a reorganization within the meaning of Section 368 of the Code and (ii) qualify for accounting treatment as a pooling of interests.

     1.12 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Parent and Merger Sub, subject to such exceptions as are specifically disclosed in the disclosure letter (referencing the appropriate section number) supplied by the Company to Parent (the "COMPANY SCHEDULES") and dated as of the date hereof, as follows:

     2.1 ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have, or would reasonably be expected to have, a material adverse effect on the business, assets (including intangible assets), financial condition or results of operations of the Company (hereinafter referred to as a "MATERIAL ADVERSE EFFECT"). The Company has delivered a true and correct copy of its Certificate of Incorporation and Bylaws, each as amended to date, to Parent.

     2.2  COMPANY CAPITAL STRUCTURE.

          (a) The authorized capital stock of the Company consists of 10,000,000 shares of authorized Common Stock, of which 2,930,000 shares are issued and outstanding, and 2,100,000 shares of authorized Series A Preferred Stock, of which 1,600,000 shares are issued and outstanding. The Company Capital Stock is held of record by the persons, with the addresses of record and in the amounts set forth on Schedule 2.2(a). All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound.

          (b) As of January 16, 1997, the Company had reserved 970,000 shares of Common Stock, net of exercises, for issuance pursuant to the Option Plan, of which 796,727 shares are subject to outstanding, unexercised options and 173,273 shares remain available for future grant. Schedule 2.2(b) sets forth for each outstanding Company Option the name of the holder of such option, the state of domicile of such holder, the number of shares of Common Stock subject to such option, the exercise price of such option and the vesting schedule for such option, including the extent vested to date and whether the exercisability of such option will be accelerated and become exercisable by reason of the transactions contemplated by this Agreement. Except for the Company Options described in Schedule 2.2(b), the Company Preferred Stock and this Agreement, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. The holders of Company Options have been or will be given, or shall have properly waived, any required notice prior to the Merger. As a result of the Merger, Parent will be the record and sole beneficial owner of all capital stock of the Company and rights to acquire or receive such capital stock.

     2.3 SUBSIDIARIES. The Company does not have and has never had any subsidiaries and does not otherwise own and has never otherwise owned any shares of capital stock or any ownership interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

     2.4 AUTHORITY. Subject only to the requisite approval of the Merger and this Agreement by the Company's stockholders, the Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The vote required of the Company's stockholders to duly approve the Merger and this Agreement is (a) the holders of a majority of the outstanding shares of Company Capital Stock voting as a single class and (b) the holders of a majority of the outstanding shares of Company Preferred Stock, provided that the conversion of Company Preferred Stock into Company Common Stock contemplated by Section 6.3(g) will require the consent of all of the holders of outstanding shares of Company Preferred Stock. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of the Merger and this Agreement by the Company's stockholders. The Company's Board of Directors has unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms except
(i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. Except as set forth on Schedule 2.4, subject only to the approval of the Merger and this Agreement by the Company's stockholders, the execution and delivery of this Agreement by the Company does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "CONFLICT") (i) any provision of the Certificate of Incorporation or Bylaws of the Company or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("GOVERNMENTAL ENTITY") or any third party (so as not to trigger any Conflict) is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Merger Agreement with the Delaware Secretary of State, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and (iii) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on
Schedule 2.4.

     2.5  COMPANY FINANCIAL STATEMENTS.

          (a) The Company has delivered to Parent a true and complete copy of its unaudited balance sheet as of December 31, 1996 (the "BALANCE SHEET") and the related unaudited statements of operations and cash flows for the twelve-month period then ended (collectively, the "COMPANY FINANCIALS"). The Company Financials have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied. The Company Financials present fairly, in all material respects, the financial condition and operating results of the Company as of the date and during the period indicated therein.

          (b) Prior to the Closing, the Company shall deliver to Parent an audited balance sheet as of the Balance Sheet date and the related audited statements of operations and cash flows for the twelve-month period then ended (the "Audited Company Financials"). The Audited Company Financials shall have been prepared in accordance with GAAP. The Audited Company Financials shall present fairly, in all material respects, the financial condition and operating results of the Company as of the date and during the period indicated therein. Except as set forth on Schedule 2.5(b), the Audited Company Financials shall not differ materially from the Company Financials as of and for the twelve-month period ended December 31, 1996.

     2.6 NO UNDISCLOSED LIABILITIES. Except as set forth in this Agreement and the Company Schedules, the Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which the Company believes would or, in the good faith judgment of the Company, would be reasonably expected to result in a liability individually or in the aggregate in excess of $100,000 and which,
(i) has not been reflected in the Balance Sheet or (ii) has not arisen in the ordinary course of the Company's business since December 31, 1996 consistent with past practices.

     2.7 NO CHANGES. Except as set forth in Schedule 2.7, since the date of the Balance Sheet, there has not been, occurred or arisen any:

          (a) transaction by the Company except in the ordinary course of business as conducted on the date of the Balance Sheet and consistent with past practices;

          (b) amendments or changes to the Certificate of Incorporation or Bylaws of the Company;

          (c) capital expenditure or commitment by the Company, either individually or in the aggregate, exceeding $100,000;

          (d) destruction of, damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance);

          (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

          (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

          (g)  revaluation by the Company of any of its assets;

          (h) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any Company Capital Stock;

          (i) increase in the salary or other compensation payable or to become payable to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement;

          (j) sale, lease, license or other disposition of any of the assets or properties of the Company, except in the ordinary course of business as conducted on that date and consistent with past practices;

          (k) amendment or termination of any material contract, agreement or license to which the Company is a party or by which it is bound;

          (l) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

          (m) waiver or release of any right or claim of the Company, including any write-off or other compromise of any account receivable of the Company;

          (n) commencement or notice or overt threat of commencement of any lawsuit or proceeding against or investigation of the Company or its affairs;

          (o) notice of any claim of ownership by a third party of Company Intellectual Property Rights (as defined in Section 2.11 below) or of infringement by the Company of any third party's intellectual property rights;

          (p) issuance or sale by the Company of any of its shares of Company Capital Stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities;

          (q) change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Company Intellectual Property Rights to the Company;

          (r) event or condition of any character that has or could be reasonably expected to have a Material Adverse Effect on the Company; or

          (s) negotiation or agreement by the Company or any officer or employees thereof to do any of the things described in the preceding clauses
(a) through (r) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

     2.8  TAX AND OTHER RETURNS AND REPORTS.

          (a) DEFINITION OF TAXES. For the purposes of this Agreement, "TAX" or, collectively, "TAXES", means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to Taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          (b)  TAX RETURNS AND AUDITS.  Except as set forth in Schedule 2.8:

               (i) The Company as of the Effective Time will have prepared and filed all required federal, state, local and foreign returns, estimates, information statements and reports ("RETURNS") relating to any and all Taxes concerning or attributable to the Company or its operations and such Returns were true and correct in all material respects as of the date on which they were filed or as subsequently amended and have been completed in accordance with applicable law.

               (ii) The Company as of the Effective Time: (A) will have paid all Taxes shown to be due on the Returns or will be contesting them in good faith and (B) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

               (iii) Except as is not material to the Company, the Company has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

               (iv) No audit or other examination by any Governmental Entity of any Return of the Company is currently in progress, nor has the Company been notified of any request for such an audit or other examination.

               (v) As of December 31, 1996, the Company did not have any liabilities for unpaid federal, state, local and foreign Taxes were not accrued or reserved against in accordance with GAAP on the Balance Sheet, whether asserted or unasserted, contingent or otherwise, and has not incurred liability for Taxes since the date of the Balance Sheet other than in the ordinary course of business.

               (vi) The Company has provided to Parent copies of all federal and state income and all state sales and use Tax Returns for all periods since the date of the Company's incorporation.

               (vii) None of the Company's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

               (viii) As of the Effective Time, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162 of the Code.

               (ix) The Company has not filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

               (x) The Company is not a party to a tax sharing or allocation agreement nor does the Company owe any amount under any such agreement.

               (xi) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of
Section 897(c)(2) of the Code.

     2.9  RESTRICTIONS ON BUSINESS ACTIVITIES.  Except as set forth on
Schedule 2.9, there is no agreement (non-compete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice that is material to the Company, any acquisition of material property (tangible or intangible) by the Company or the conduct of business by the Company as currently conducted. Without limiting the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

     2.10 TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES.

          (a) The Company owns no real property, nor has it ever owned any real property. Schedule 2.10(a) sets forth a list of all real property currently, or at any time in the past, leased by the Company, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental and/or other fees payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

          (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any liens, pledges, charges, claims, security interests or other encumbrances of any sort ("LIENS"), except as reflected in the Company Financials or in Schedule 2.10(b) and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

     2.11 INTELLECTUAL PROPERTY.

          (a) The Company owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, computer software programs or applications (in both source code and object code form, if applicable), and tangible or intangible proprietary information or material that is necessary to the business of the Company as currently conducted or as proposed to be conducted by the Company (the "COMPANY INTELLECTUAL PROPERTY RIGHTS").

          (b) Schedule 2.11(a) sets forth a complete list of all patents, registered and material unregistered trademarks, registered copyrights, trade names and service marks, and any applications therefor, included in the Company Intellectual Property Rights, and specifies, where applicable, the jurisdictions in which each such Company Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. Schedule 2.11(b) sets forth a complete list of all licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company or any other person is authorized to use any Company Intellectual Property Right (excluding object code end-user licenses granted to end-users in the ordinary course of business that permit use of software products without a right to modify, distribute or sublicense the same ("END-USER LICENSES")) or trade secret of the Company, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty or other fees and the term thereof. Except as set forth in Schedule 2.11(b), the execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will neither cause the Company to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement. Except as set forth in Schedules 2.11(a) or 2.11(b), the Company is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any Liens), the Company Intellectual Property Rights, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Company Intellectual Property Rights are being used.

          (c) No claims with respect to the Company Intellectual Property Rights have been asserted or are, to the Company's knowledge, threatened by any person, nor, to the Company's knowledge, are there any valid grounds for any BONA FIDE claims, (i) to the effect that the manufacture, sale, licensing or use of any of the products of the Company infringes on any copyright, patent, trade mark, service mark, trade secret or other proprietary right,
(ii) against the use by the Company of any trademarks, service marks, trade names, trade secrets, copyrights, maskworks, patents, technology, know-how or computer software programs and applications used in the Company's business as currently conducted or as proposed to be conducted by the Company, or (iii) challenging the ownership by the Company, validity or effectiveness of any of the Company Intellectual Property Rights. All registered trademarks, service
marks and copyrights held by the Company are valid and subsisting.   To the
Company's knowledge, the Company has not infringed, and the business of the Company as currently conducted or as proposed to be conducted does not infringe, any copyright, patent, trademark, service mark, trade secret or other proprietary right of any third party. To the Company's knowledge, there is no material unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company. No Company Intellectual Property Right or product of the Company or any of its subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Company. Each employee, consultant or contractor of the Company has executed a proprietary information and confidentiality agreement substantially in the Company's standard forms. All software included in the Company Intellectual Property Rights that is owned or purported to be owned by the Company has been either created by employees of the Company on a work-for-hire basis or by consultants or contractors who have created such software themselves and have assigned all rights they may have had in such software to the Company, in each case without any unauthorized use or misappropriation of any copyright, patent, trademark, service mark, trade secret or other proprietary right of any third party.

     2.12 AGREEMENTS, CONTRACTS AND COMMITMENTS.  Except as set forth on
Schedule 2.12(a), the Company is not currently a party to or bound by:

          (i)  any collective bargaining agreements,

          (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations,

          (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

          (iv) any employment or consulting agreement, contract or commitment (other than as provided by statute or other law) with an employee or individual consultant or salesperson or any consulting or sales agreement, contract or commitment under which any firm or other organization provides services to the Company,

          (v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

          (vi)   any fidelity or surety bond or completion bond,

          (vii) any lease of personal property having a value individually in excess of $25,000,

          (viii) any agreement of indemnification or guaranty,

          (ix) any agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person,

          (x) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $100,000,

          (xi) any agreement, contract or commitment relating to the disposition or acquisition of assets, or any interest in any business enterprise, outside the ordinary course of the Company's business,

          (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit,

          (xiii) any purchase order or contract for the purchase of raw materials involving $25,000 or more,

          (xiv)  any construction contracts,

          (xv)   any distribution, joint marketing or development agreement,

          (xvi) any agreement pursuant to which the Company has granted or may grant in the future, to any party, a source-code license or option or other right to use or acquire source-code, or

          (xvii) any other agreement, contract or commitment that involves $25,000 or more and is not cancelable without penalty within thirty (30) days.

Except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, as are all noted in Schedule

2.12(b), the Company has not breached, violated or defaulted under, or received overt notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth on Schedule 2.12(a) or Schedule 2.11(b) (any such agreement, contract or commitment, a "CONTRACT") in such a manner as would permit any other party to cancel or terminate the Contract or would permit any other party to seek damages from the Company under the Contract. Each Contract is in full force and effect and, except as otherwise disclosed in Schedule 2.12(b), is not subject to any default thereunder of which the Company has knowledge by any party obligated to the Company pursuant thereto.

     2.13 INTERESTED PARTY TRANSACTIONS. Except as set forth on Schedule 2.13, no officer, director or stockholder of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has, directly or indirectly, (i) an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, (ii) an economic interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or (iii) a beneficial interest in any contract or agreement set forth in Schedule 2.12(a) or Schedule 2.11(b); provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any entity" for purposes of this Section 2.13.

     2.14 COMPLIANCE WITH LAWS. The business of the Company is not being conducted in material violation of, and the Company has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

     2.15 LITIGATION. There is no action, suit or proceeding of any nature pending, or as to which the Company or any of its officers or directors has received a written notice of assertion, against the Company, its properties or any of its officers or directors, in their respective capacities as such. There is no investigation pending, or as to which the Company or any of its officers or directors has received a written notice of assertion, against the Company, its properties or any of its officers or directors, in their respective capacities as such or as employees, by or before any governmental entity. The Company has not received any communication from a governmental entity at any time challenging or questioning the legal right of the Company to manufacture, offer or sell any of its products in the present manner thereof.

     2.16 INSURANCE. The Company has made available to Parent true and complete copies of all insurance policies or binders to which the Company is a party or under which the Company is covered and true and complete copies of all applications for insurance policies. All insurance policies to which the Company is a party or that provide coverage to the Company are in full force and effect. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     2.17 MINUTE BOOKS. The minute books of the Company made available to counsel for Parent are the only minute books of the Company and contain all of the votes and consents adopted by the Company's board of directors (or committees thereof) and stockholders since the time of incorporation of the Company.

     2.18 ENVIRONMENTAL MATTERS.

          (a) HAZARDOUS MATERIAL. The Company has not operated any underground storage tanks, and has no knowledge of the existence, at any time, of any underground storage tank (or related piping or pumps), at any property that the Company has at any time owned, operated, occupied or leased. The Company has not released any amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, oil and petroleum products, urea-formaldehyde and all substances listed as a "hazardous substance," "hazardous waste," "hazardous material" or "toxic substance" or words of similar import, under any law, including but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended; the Resource Conservation and Recovery Act of 1976, as amended; the Federal Water Pollution Control Act, as amended; the Clean Air Act, as amended, and the regulations promulgated pursuant to said laws, (a "HAZARDOUS MATERIAL"). No Hazardous Materials are present as a result of the actions of the Company, or, to the Company's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

          (b) HAZARDOUS MATERIALS ACTIVITIES. The Company has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Effective Time, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "HAZARDOUS MATERIALS ACTIVITIES") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

          (c) PERMITS. The Company currently holds all environmental approvals, permits, licenses, clearances and consents (the "ENVIRONMENTAL PERMITS") necessary for the conduct of the Company's Hazardous Material Activities and other businesses of the Company as such activities and businesses are currently being conducted.

          (d) ENVIRONMENTAL LIABILITIES. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials

Activity of the Company. The Company is not aware of any fact or circumstance which could involve the Company in any environmental litigation or impose upon the Company any environmental liability.

     2.19 BROKERS' AND FINDERS' FEES; THIRD PARTY EXPENSES. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.
Schedule 2.19 sets forth the Company's current reasonable estimate of all Third Party Expenses (as defined in Section 5.4) expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

     2.20 EMPLOYEE MATTERS AND BENEFIT PLANS.

          (a) DEFINITIONS. With the exception of the definition of "Affiliate" set forth in Section 2.20(a)(i) below (which definition shall apply only to this Section 2.20), for purposes of this Agreement, the following terms shall have the meanings set forth below:

               (i) "AFFILIATE" shall mean any other person or entity under common control with the Company within the meaning of Section 414(b), (c),
(m) or (o) of the Code and the regulations thereunder;

               (ii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

               (iii) "COMPANY EMPLOYEE PLAN" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, including without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any "Employee" (as defined below), and pursuant to which the Company or any Affiliate has or may have any material liability contingent or otherwise;

               (iv) "EMPLOYEE" shall mean any current, former, or retired employee, officer, or director of the Company or any Affiliate;

               (v) "EMPLOYEE AGREEMENT" shall refer to each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or similar agreement or contract between the Company or any Affiliate and any Employee or consultant;

               (vi) "IRS" shall mean the Internal Revenue Service;

               (vii) "MULTIEMPLOYER PLAN" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan", as defined in Section 3(37) of ERISA; and

               (viii) "PENSION PLAN" shall refer to each Company Employee Plan which is an "employee pension benefit plan", within the meaning of
Section 3(2) of ERISA.

          (b) SCHEDULE. Schedule 2.20(b) contains an accurate and complete list of each Company Employee Plan and each Employee Agreement, together with a schedule of all liabilities, whether or not accrued, under each such Company Employee Plan or Employee Agreement. Except as set forth on Schedule 2.20(b), the Company does not have any plan or commitment, whether legally binding or not, to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

          (c) DOCUMENTS. The Company has provided to Parent (i) correct and complete copies of all documents embodying or relating to each Company Employee Plan and each Employee Agreement including all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination letters and rulings relating to Company Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with respect to any Company Employee Plan; (vii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; and (viii) all registration statements and prospectuses prepared in connection with each Company Employee Plan.

          (d) EMPLOYEE PLAN COMPLIANCE. Except as set forth on Schedule 2.20(d), (i) the Company has performed in all material respects all obligations required to be performed by it under each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) no "prohibited transaction", within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Company Employee Plan; (iii) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; and (iv) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to the Company, Parent or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (v) there are no inquiries or proceedings pending or, to the knowledge of the Company or any affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vi) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 402(i) of ERISA or Section 4975 through 4980 of the Code.

          (e) PENSION PLANS. The Company does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

          (f) MULTIEMPLOYER PLANS. At no time has the Company contributed to or been requested to contribute to any Multiemployer Plan.

          (g)  NO POST-EMPLOYMENT OBLIGATIONS.  Except as set forth in
Schedule 2.20(g), no Company Employee Plan provides, or has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

          (h)  EFFECT OF TRANSACTION.

               (i) The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

               (ii) No payment or benefit which will or may be made by the Company or Parent or any of their respective affiliates with respect to any Employee will be characterized as an "excess parachute payment", within the meaning of Section 280G(b)(1) of the Code.

          (i) EMPLOYMENT MATTERS. The Company (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees;
(iii) is not liable for any arrears of wages or any taxes or penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the ordinary course of business and consistent with past practice).

          (j) LABOR. No work stoppage or labor strike against the Company is pending or, to the best knowledge of the Company, threatened. The Company is not involved in or, to the knowledge of the Company, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in liability to the Company. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a liability to the Company. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

     2.21 EMPLOYEES. To the best of the Company's knowledge, no employee of the Company (i) is in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or presently proposed to be conducted by the Company or to the use of trade secrets or proprietary information of others and (ii) has given notice to the Company, nor is the Company otherwise aware, that such employee intends to terminate his or her employment with the Company.

     2.22 POOLING OF INTERESTS. To the Company's knowledge, based on consultation with its independent accountants, neither the Company nor any of its directors, officers or stockholders has taken any action which would interfere with Parent's ability to account for the Merger as a pooling of interests.

     2.23 REPRESENTATIONS COMPLETE. None of the representations or warranties made by the Company (as modified by the Company Schedules), nor any statement made in any schedule or certificate furnished by the Company pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the stockholders of the Company in connection with soliciting their consent to this Agreement and the Merger, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. Disclosure of any matter herein, including as set forth on any one Company Schedule, shall, if reasonable, be deemed to be set forth on any other Company Schedule for which such matter is applicable.

                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub represent and warrant to the Company as follows:

     3.1 ORGANIZATION, STANDING AND POWER. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), financial condition or results of operations of Parent and Merger Sub as a whole.

     3.2 AUTHORITY. Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligations of Parent and Merger Sub, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of
specific performance, injunctive relief or other equitable remedies.   The
execution and delivery of this Agreement by the Company does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Certificate of Incorporation or Bylaws of the Company or (ii) any agreement required to be filed as an exhibit to any registration statement or report filed with the SEC (as defined below) or any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets, which would have a material adverse effect on Parent. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any third party (so as not to trigger any Conflict) is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Merger Agreement with the Delaware Secretary of State, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, (iii) such other consents, waivers, authorizations, filings, approvals and registrations which are required to be obtained by the Company, and (iv) such other consents, waivers, authorizations, filings, approvals and registrations, the absence of which would not have a material adverse effect on the business, assets (including intangible assets), financial conditions or results of operations of Parent or on the ability of Parent to consummate the transactions contemplated hereby.

     3.3  CAPITAL STRUCTURE.

          (a) The authorized stock of Parent consists of 20,000,000 shares of Common Stock, of which 14,145,923 shares were issued and outstanding as of January 15, 1997, and 2,000,000 shares of Preferred Stock, none of which is issued or outstanding. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, all of which, as of the date hereof, are issued and outstanding and are held by Parent. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof.

          (b) The shares of Parent Common Stock to be issued pursuant to the Merger (including shares issued upon valid exercise of the Company Options), when issued, will be duly authorized, validly issued, fully paid and non-assessable.

     3.4 SEC DOCUMENTS; PARENT FINANCIAL STATEMENTS. Parent has furnished or made available to the Company true and complete copies of all reports or registration statements filed by it with the U.S. Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934 (the "EXCHANGE ACT") for all periods since January 1, 1996, all in the form so filed (all of the foregoing being collectively referred to as the "SEC DOCUMENTS"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933 (the "SECURITIES ACT") or the Exchange Act, as the case may be, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC and delivered to the Company. The financial statements of Parent, including the notes thereto, included in the SEC Documents (the "PARENT FINANCIAL STATEMENTS") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and present fairly the consolidated financial position of Parent at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end adjustments). There has been no change in Parent accounting policies except as described in the notes to the Parent Financial Statements. Parent has delivered to the Company a true and complete copy of the press release to be issued by Parent on the date hereof with respect to, among other things, its results of operations for the fiscal quarter ended December 31, 1996.

     3.5 NO MATERIAL ADVERSE CHANGE. Since the date of the balance sheet included in the Parent's most recently filed report on Form 10-Q or Form 10-K, Parent has conducted its business in the ordinary course and there has not occurred: (a) any material adverse change in the financial condition, liabilities, assets or business of Parent;
(b) any amendment or change in the Certificate of Incorporation or Bylaws of Parent, or (c) any damage to, destruction or loss of any assets of the Parent (whether or not covered by insurance) that materially and adversely affects the financial condition or business of Parent.

     3.6 LITIGATION. There is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Parent or Merger Sub has received any notice of assertion against Parent or Merger Sub, which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the execution and delivery of this Agreement or the consummation of any of the transactions contem-plated by this Agreement.

     3.7 BROKERS' AND FINDERS' FEES; THIRD PARTY EXPENSES. Except for amounts owed to Hambrecht & Quist LLC, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                                   ARTICLE IV

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1 CONDUCT OF BUSINESS OF THE COMPANY. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, the Company agrees (except to the extent that Parent shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due (subject to good faith disputes over such debts and taxes), to pay or perform other material obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of its business, and any event materially and adversely affecting the Company or its business. Except as expressly contemplated by this Agreement, the Company shall not, without the prior written consent of Parent:

          (a) Enter into any commitment, activity or transaction not in the ordinary course of business.

          (b) Transfer to any person or entity any rights to any Company Intellectual Property Rights (other than pursuant to End-User Licenses and to software vendors in the ordinary course of business);

          (c) Enter into or amend any agreements pursuant to which any other party is granted manufacturing, marketing, distribution or similar rights of any type or scope with respect to any products of the Company;

          (d) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the agreements set forth or described in the Company Schedules;

          (e) Commence any litigation other than (i) for the routine collection of bills and (ii) in such cases where the Company in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of the Company's business, provided that the Company consults with Parent prior to the filing of such a suit;

          (f) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Company Capital Stock, or split, combine or reclassify any of Company Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of Company Capital Stock (or options, warrants or other rights exercisable therefor);

          (g) Except for the issuance of shares of Company Capital Stock upon exercise of presently outstanding Company Options, issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of Company Capital Stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

          (h) Cause or permit any amendments to its Certificate of Incorporation or Bylaws;

          (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company;

          (j) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business and consistent with past practice;

          (k) Incur any indebtedness for borrowed money (other than ordinary course trade payables or pursuant to existing credit facilities in the ordinary course of business) or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities of others;

          (l) Grant any severance or termination pay to any director, officer, employee or consultant, except payments made pursuant to standard written agreements outstanding on the date hereof (which such agreements are disclosed on Schedule 4.1(l));

          (m) Adopt or amend any employee benefit plan, program, policy or arrangement, or enter into any employment contract, extend any employment offer other than in the ordinary course of business and involving at-will employment for an annual salary of less than $75,000 (provided, however, that not more than five individuals are hired with respect thereto), pay or agree to pay any special bonus or special remuneration to any director, employee or consultant, or increase the salaries or wage rates of its employees;

          (n) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practice;

          (o) Intentionally take any action, including the acceleration of vesting of any options, warrants, restricted stock or other rights to acquire shares of Company capital stock, which would be reasonably likely to interfere with Parent's ability to account for the Merger as a pooling of interests or to jeopardize the tax-free reorganization hereunder;

          (p) Pay, discharge or satisfy, in an amount in excess of $50,000, in any one case, or $150,000, in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company Financial Statements (or incurred since December 31, 1996 in the ordinary course of business);

          (q) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes (except as set forth in the Company Schedules), enter into any closing agreement, settle any claim or assessment in respect of Taxes (except any settlement effected solely through payment of an immaterial amount of money), or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (r) Enter into any strategic alliance, joint development or joint marketing arrangement or agreement;

          (s) Fail to pay or otherwise satisfy its monetary obligations as they become due, except such as are being contested in good faith;

          (t) Waive or commit to waive any rights with a value in excess of $10,000, in any one case, or $25,000, in the aggregate;

          (u) Cancel, materially amend or renew any insurance policy other than in the ordinary course of business;

          (v) Alter, or enter into any commitment to alter, its interest in any corporation, association, joint venture, partnership or business entity in which the Company directly or indirectly holds any ownership interest on the date hereof; or

          (w) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (v) above, or any other action that would cause any of the conditions to the Merger set forth in Section 6.1 or 6.2 not to be satisfied.

     4.2 NO SOLICITATION. Until the earlier of the Effective Time and the date of termination of this Agreement pursuant to the provisions of Section
8.1 hereof, the Company will not (nor will the Company permit any of the Company's officers, directors, stockholders, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Parent, Merger Sub and their designees: (a) solicit, initiate, entertain, or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with, any person relating to any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in the Company (excluding the exercise of Company Options), (b) provide information with respect to it to any person, other than Parent, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such person with regard to, any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in the Company (excluding the exercise of Company Options), (c) enter into an agreement with any person, other than Parent, providing for the acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in the Company (excluding the exercise of Company Options), or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in the Company (excluding the exercise of Company Options) by any person, other than by Parent. The Company shall immediately cease and cause to be terminated any such contacts or negotiations with third parties relating to any such transaction or proposed transaction. In addition to the foregoing, if the Company receives prior to the Effective Time or the termination of this Agreement any offer or proposal relating to any of the above, the Company shall immediately notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request. Except as contemplated by this Agreement, disclosure by the Company of the terms hereof (other than the prohibition of this section or pursuant to Section 5.5) shall be deemed to be a violation of this Section 4.2.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

     5.1 REGISTRATION ON FORM S-4; PRIVATE PLACEMENT EXEMPTION; COMPANY STOCKHOLDER APPROVAL.

          (a) As promptly as practicable after the execution of this Agreement, Parent and Company shall mutually determine whether Parent will issue the shares of Parent Common Stock to be issued pursuant to the Merger by (i) registering the offer and sale of the shares pursuant to a Registration Statement on Form S-4 (or such other or successor form as shall be appropriate) (the "REGISTRATION STATEMENT"), which shall include the Company's proxy statement (the "PROXY STATEMENT") as a prospectus which complies in form with applicable SEC requirements, or (ii) relying on an exemption from registration (the "PRIVATE PLACEMENT EXEMPTION") pursuant to
Section 4(2), including Rule 506 under the Securities Act. Such determination shall be based on whether the Merger must be approved by the stockholders of Parent pursuant to Delaware Law or the rules and regulations of The Nasdaq Stock Market. Parent will rely on the Registration Statement process if it is determined that Parent's stockholders must approve the Merger, and Parent will rely on the Private Placement Exemption if it is determined otherwise. Upon determining whether to file a Registration Statement or pursue a Private Placement Exemption, Parent shall notify the Company of its determination and, as promptly as practicable, prepare the necessary documentation to satisfy the relevant securities law requirements of such determination.

          (b) In the event the Parent relies on the Registration Statement process, Parent shall prepare and file with the SEC the Registration Statement, in which the Proxy Statement will be included as a prospectus. Such Proxy Statement shall include the recommendation of the Board of Directors of the Company in favor of the Merger which shall not be withdrawn, modified or withheld. The Company shall furnish to Parent all information concerning the Company and the holders of capital stock of the Company as may be reasonably requested in connection with any action contemplated by this
Section 5.1(a).

          (c) In the event that Parent relies on the Private Placement Exemption, Parent shall use its reasonable best efforts to file, within 20 days following the Closing, a registration statement with the SEC covering the resale of such shares of Parent Common Stock. Any such registration shall be subject to the terms and conditions set forth in the Declaration of Registration Rights attached here to as EXHIBIT F. The certificates for shares of Parent Common Stock to be issued in the Merger pursuant to such private placement exemption, if applicable, shall bear appropriate legends to identify such privately placed shares as being restricted under the Securities Act, to comply with applicable state securities laws. It is acknowledged and understood that in order for Parent to rely upon a private placement exemption from registration under the Securities Act, Parent will be required to rely upon certain representations made by each holder of the Company Capital Stock, including, but not limited to, representations regarding investment intent.

          (d) As promptly as practicable after the execution of this Agreement and at such time as Parent may request so as not to interfere with Registration Statement process or the Private Placement Exemption described above, the Company shall submit this Agreement and the transactions contemplated hereby to its stockholders for approval and adoption as provided by Delaware Law and its Certificate of Incorporation and Bylaws. The Company shall use its best efforts to convene a stockholders' meeting as promptly as possible for the purpose of voting upon the Merger and this Agreement. The materials submitted to the Company's stockholders shall be subject to review and approval by Parent and include information regarding the Company, the terms of the Merger and this Agreement and the unanimous recommendation of the Board of Directors of the Company in favor of the Merger and this Agreement.

     5.2 ACCESS TO INFORMATION. Each party shall afford the others and their accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to
(a) all of its properties, books, contracts, commitments and records, and (b) all other information concerning its business, properties and personnel (subject to restrictions imposed by applicable law) as the others may reasonably request, subject, in the case of Parent, to reasonable limits on access to its technical and other nonpublic information. No information or knowledge obtained in any investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     5.3 CONFIDENTIALITY. Each of the parties hereto hereby agrees to keep such information or knowledge obtained in any investigation pursuant to
Section 5.2, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential; provided, however, that the foregoing shall not apply to information or knowledge which (a) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of law, (c) became known to the public through no fault of such party, (d) is later lawfully acquired by such party from other sources, (e) is required to be disclosed by order of court or government agency with subpoena powers or (f) which is disclosed in the course of any litigation between any of the parties hereto.

     5.4 EXPENSES. Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("THIRD PARTY EXPENSES") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby shall be the obligation of the respective party incurring such fees and expenses; provided, however, that at the Closing, the stockholders of the Company shall pay to the Company an amount equal to all fees and expenses payable to any financial advisor or investment bank retained by the Company on its own behalf or on behalf of such stockholders prior to the Effective Time.

     5.5 PUBLIC DISCLOSURE. Unless otherwise required by law (including, without limitation, federal and state securities laws) or, as to Parent, by the rules and regulations of the Nasdaq Stock Market, prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld.

     5.6 CONSENTS. The Company shall use commercially reasonable efforts to obtain the consents, waivers and approvals under any of the Contracts as may be required in connection with the Merger (all of such consents, waivers and approvals are set forth in Company Schedules) so as to preserve all rights of and benefits to the Company thereunder.

     5.7 FIRPTA COMPLIANCE. On or prior to the Closing Date, the Company shall deliver to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3).

     5.8 REASONABLE EFFORTS. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its commercially reasonable efforts to ensure that its representations and warranties remain true and correct in all material respects, and to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or the Company or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

     5.9 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company and Parent, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.9 shall not limit or otherwise affect any remedies available to the party receiving such notice.

     5.10 EMPLOYEE MATTERS. Parent shall offer, or cause the Surviving Corporation to offer, employment by the Surviving Corporation to each person as mutually agreed upon by Parent and Company prior to the Closing Date ("Continuing Employees"). Subject to compliance with pooling-of-interest accounting treatment of the Merger, Parent shall take such reasonable actions as are necessary to allow eligible employees of the Company to participate in the benefit programs of Parent, or alternative benefits programs substantially comparable to those applicable to employees of Parent on similar terms, as soon as practicable after the Effective Time. In providing such benefits or alternative benefits, Parent and the Surviving Corporation shall afford to the Continuing Employees full credit for service to the Company prior to the Effective Time, as if such service has been provided to Parent. The Continuing Employees shall have full opportunity to participate in Parent's stock purchase and option plans after the Effective Time, subject to the standard terms of such plans. Without limiting the foregoing, Parent will grant to the Continuing Employees, as promptly as practicable after the Effective Time, new stock options to purchase an aggregate of 200,000 shares of Parent Common Stock, which options shall be allocated among the Continuing Employees in a manner to be mutually agreed upon by the Company and Parent prior to the Closing Date.

     5.11 POOLING ACCOUNTING. The Company shall each use its reasonable efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. The Company shall use its reasonable efforts to cause its respective employees, directors, stockholders and affiliates not to take any action that would adversely affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests.

     5.12 AFFILIATE AGREEMENTS. Schedule 5.12 sets forth those persons who, in the Company's reasonable judgment, are or may be "affiliates" of the Company within the meaning of Rule 145 (each such person an "Affiliate") promulgated under the Securities Act ("Rule 145"). The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. If Parent relies on the Registration Statement process to issue the Parent Common Stock pursuant to the Merger,
(a) the Company shall deliver or cause to be delivered to Parent, concurrently with the execution of this Agreement (and in any case prior to the Closing) from each of the Affiliates of the Company, an executed Affiliate Agreement in the form attached hereto as EXHIBIT A and (b) Parent shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock, consistent with the terms of such Affiliate Agreements.

     5.13 VOTING AGREEMENTS. The Company shall deliver or cause to be delivered to Parent, concurrently with the execution of this Agreement, from each Affiliate, an executed Voting Agreement in the form attached hereto as EXHIBIT B (the "VOTING AGREEMENTS"), agreeing, among other things, to vote in favor of the Merger and against any competing proposals.

     5.14 ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES. Each party hereto, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     5.15 FORM S-8. Parent shall file a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Options promptly after the Effective Time.

     5.16 NASDAQ NATIONAL MARKET LISTING. Parent shall authorize for listing on the Nasdaq National Market the shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance.

     5.17 COMPANY'S AUDITORS. The Company will use its commercially reasonable efforts to cause its management and its independent auditors to facilitate on a timely basis (i) the preparation of financial statements (including pro forma financial statements if required) as required by Parent to comply with applicable SEC regulations, (ii) the review of the Company's audit work papers for up to the past three years , including the examination of selected interim financial statements and data, and (iii) the delivery of such representations from the Company's independent accountants as may be reasonably requested by Parent or its accountants in order for Parent's accountants to render the opinion called for by Section 6.3(j) hereof.

     5.18 UPDATES OF SCHEDULES. The Company may, from time to time after the date hereof but not later than five business days before the Closing Date, prepare and deliver to Parent updates to one or more of the Company Schedules disclosing any changes thereto required in respect of matters not known to the Company on or prior to the date hereof. In the event the Closing does not occur, the initial Company Schedules shall constitute the Company Schedules to be used in determining any inaccuracy in, or breach of, any representations or warranties of the Company pursuant to Section 8.2. In the event the Closing occurs, the final versions of the Company Schedules as of the Closing Date shall supersede the initial Company Schedules and shall constitute the definitive Company Schedules for all purposes of Article VIII.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

     6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

          (a) STOCKHOLDER APPROVAL. This Agreement and the Merger shall have been approved and adopted by the stockholders of the Company and the Parent, if required by Delaware Law or the rules and regulations of The Nasdaq Stock Market, by the requisite vote under applicable law and the Company's and Parent's respective Certificate of Incorporation.

          (b) GOVERNMENT APPROVALS; REGISTRATION STATEMENT EFFECTIVE. All approvals of governments and governmental agencies necessary to consummate the transactions hereunder, including the Registration Statement being declared effective if Parent relies on the Registration Statement process to issue the Parent Common Stock pursuant to the Merger, shall have been received. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for the purpose, and no similar proceeding in respect of the Proxy Statement, shall have been initiated or threatened by the SEC.

          (c) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect.

          (d) TAX OPINIONS. Parent and the Company shall each have received substantially identical written opinions from their counsel, Wilson Sonsini Goodrich & Rosati and Foley, Hoag & Eliot LLP, respectively, in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. The parties to this Agreement agree to make reasonable representations as requested by such counsel for the purpose of rendering such opinions.

          (e) NASDAQ LISTING. The shares of Parent Common Stock issuable to stockholders of the Company pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the Nasdaq National Market upon official notice of issuance.

          (f) EMPLOYMENT AGREEMENTS. Each of the persons listed on Schedule 6.1(f) shall have executed and delivered to Parent an Employment Agreement in substantially the form of EXHIBIT C, and all of the Employment Agreements shall be in full force and effect.

     6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a material adverse effect on the business, assets (including intangible assets), financial condition or results of operations of Parent; and the Company shall have received a certificate to such effect signed on behalf of Parent by a duly authorized officer of Parent. The amendments, if any, to the Company Schedules pursuant to Section 5.18 shall be reasonably satisfactory in form and substance to Parent.

          (b) AGREEMENTS AND COVENANTS. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by a duly authorized officer of Parent.

          (c) THIRD PARTY CONSENTS. The Company shall have been furnished with evidence satisfactory to it that Parent has obtained the consents, approvals and waivers set forth in Schedule 6.2(c).

          (d) LEGAL OPINION. The Company shall have received a legal opinion from Wilson Sonsini Goodrich & Rosati, counsel to Parent, in substantially the form attached hereto as EXHIBIT D.

          (e) MATERIAL ADVERSE CHANGE. There shall not have occurred any material adverse change in the business, assets (including intangible assets), financial condition or results of operations of Parent since the date of the financial statements in the SEC Documents. For purposes of this condition, a decline in the trading price of Parent's Common Stock, whether occurring at any time or from time to time, as reported by Nasdaq or any other automated quotation system or exchange shall not, by itself, constitute a material adverse change.

          (f) DECLARATION OF REGISTRATION RIGHTS. If Parent relies on the Private Placement Exemption to issue Parent Common Stock pursuant to the Merger, Parent shall have adopted the Declaration of Registration Rights in the form attached hereto as EXHIBIT F, and such Declaration shall be in full force and effect in accordance with the terms thereof.

     6.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on the Company or Parent; and Parent and Merger Sub shall have received a certificate to such effect signed on behalf of the Company by the chief executive officer and chief financial officer of the Company. The amendments, if any, to the Company Schedules pursuant to
Section 5.18 shall be reasonably satisfactory in form and substance to Parent.

          (b) AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by a duly authorized officer of the Company.

          (c) THIRD PARTY CONSENTS. Parent shall have been furnished with evidence satisfactory to it that the Company has obtained the consents, approvals and waivers set forth in Schedule 6.3(c).

          (d) LEGAL OPINION. Parent shall have received a legal opinion from Foley, Hoag & Eliot LLP, legal counsel to the Company, in substantially the form attached hereto as EXHIBIT E.

          (e) AFFILIATE AGREEMENTS. If Parent relies on the Registration Statement process to issue the Parent Common Stock pursuant to the Merger,
(a) each of the parties identified by the Company as being an Affiliate of the Company shall have delivered to Parent an executed Affiliate Agreement which shall be in full force and effect.

          (f) MATERIAL ADVERSE CHANGE. There shall not have occurred any material adverse change in the business, assets (including intangible assets), financial condition or results of operations of the Company since the date of the Balance Sheet.

          (g) CONVERSION OF PREFERRED STOCK. All shares of Company Preferred Stock shall have converted into Company Common Stock in accordance with the Company's Certificate of Incorporation.

          (h) AUDITED FINANCIAL STATEMENTS. The Company shall have delivered to Parent the Audited Company Financials in accordance with Section 2.5(b) of this Agreement.

          (i) DISSENTERS' RIGHTS. Holders of more than 10% of the outstanding shares of Company Capital Stock (or such lesser number of shares that would not jeopardize the accounting treatment of the Merger as a pooling of interests) shall not have exercised, nor shall they have any continued right to exercise, appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Merger.

          (j) OPINION OF ACCOUNTANTS. Parent shall have received a letter from Coopers & Lybrand L.L.P. regarding such firm's concurrence with Parent management's conclusions as to the appropriateness of pooling of interests accounting for the Merger under Accounting Principles Board Opinion No. 16, if consummated in accordance with this Agreement. In addition, the Company's accountants shall have provided a letter, satisfactory in form and substance to Parent, regarding the appropriateness of pooling of interests accounting for a transaction involving the Company.

          (k) SECURITIES LAW COMPLIANCE. Parent shall be able to issue the Parent Common Stock to be issued in connection with the Merger in compliance with the Securities Act and the rules and regulations thereunder.

                                   ARTICLE VII

               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

     7.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the Company's representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement (each as modified by the Company Schedules) shall survive the Merger and continue until 5:00 p.m., California time, on the date which is six months following the date of this Agreement (the "Expiration Date").

     7.2  ESCROW ARRANGEMENTS.

          (a) ESCROW FUND. At the Effective Time, the Company's stockholders will be deemed to have received and deposited with the Escrow Agent (as defined below) the Escrow Amount (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Parent after the Effective Time) without any act of any stockholder. As soon as practicable after the Effective Time, the Escrow Amount, without any act of any stockholder, will be deposited with an institution acceptable to Parent and the Securityholder Agent (as defined in Section 7.2(g) below) as Escrow Agent (the "ESCROW AGENT"), such deposit to constitute an escrow fund (the "ESCROW FUND") to be governed by the terms set forth herein and at Parent's cost and expense. The portion of the Escrow Amount contributed on behalf of each stockholder of the Company shall be in proportion to the aggregate Parent Common Stock which such holder would otherwise be entitled under Section 1.6(a). No portion of the Escrow Amount shall be contributed in respect of any Company Options or warrants. The Escrow Fund shall be available to compensate Parent and its affiliates for any claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and expenses of investigation and defense (hereinafter individually a "LOSS" and collectively "LOSSES") incurred by Parent, its officers, directors, or affiliates (including the Surviving Corporation) directly or indirectly as a result of any inaccuracy or breach of a representation or warranty of the Company contained in Article II herein (as modified by the Company Schedules), or any failure by the Company to perform or comply with any covenant contained herein. The amount of any Losses shall be net of (a) any amount for which reimbursement is received by Parent or the Surviving Corporation pursuant to insurance policies or (b) any Tax benefit (or decrese in Tax liabilities) attributable to such Losses. Parent and the Company each acknowledge that such Losses, if any, would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the aggregate Merger consideration. Nothing herein shall limit the liability of the Company for any breach of any representation, warranty or covenant if the Merger does not close. Parent may not receive any shares from the Escrow Fund unless and until Officer's Certificates (as defined in paragraph (d) below) identifying Losses, the aggregate amount of which exceed $250,000, have been delivered to the Escrow Agent as provided in paragraph (e); in such case, Parent may recover from the Escrow Fund the total of its Losses in excess of $250,000.

          (b) ESCROW PERIOD; DISTRIBUTION UPON TERMINATION OF ESCROW PERIODS. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective

Time and shall terminate at 5:00 p.m., California time, on the Expiration Date (the "ESCROW PERIOD"); provided that the Escrow Period shall not terminate with respect to such amount (or some portion thereof), that together with the aggregate amount remaining in the Escrow Fund is necessary in the reasonable judgment of Parent, subject to the objection of the Securityholder Agent and the subsequent arbitration of the matter in the manner provided in Section 7.2(f) hereof, to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the termination of such Escrow Period specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of such Escrow Period. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the stockholders of the Company the remaining portion of the Escrow Fund and not required to satisfy such claims. Deliveries of Escrow Amounts to the stockholders of the Company pursuant to this Section 7.2(b) shall be made in proportion to their respective original contributions to the Escrow Fund.

          (c)  PROTECTION OF ESCROW FUND.

               (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

               (ii) Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split) ("NEW SHARES") in respect of Parent Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof. Cash dividends on Parent Common Stock shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof.

               (iii) Each stockholder shall have voting rights with respect to the shares of Parent Common Stock contributed to the Escrow Fund by such stockholder (and on any voting securities added to the Escrow Fund in respect of such shares of Parent Common Stock).

          (d)  CLAIMS UPON ESCROW FUND.

               (i) Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Parent (an "OFFICER'S CERTIFICATE"): (A) stating that Parent has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of Section 7.2(e) hereof, deliver to Parent out of the Escrow Fund, as promptly as practicable, shares of Parent Common Stock held in the Escrow Fund in an amount equal to such Losses.

               (ii) For the purposes of determining the number of shares of Parent Common Stock to be delivered to Parent out of the Escrow Fund pursuant to Section 7.2(d)(i) hereof, the shares of Parent Common Stock shall be valued at the average of the closing prices of Parent's Common Stock on the principal securities exchange on which Parent's Common Stock is then traded, or if not so traded, the National Market System of the National Association of Securities Dealers Automated Quotation system, in either case as reported in THE WALL STREET JOURNAL for the five (5) consecutive trading days ending on the date that is two (2) trading days prior to the date on which such shares are delivered from the Escrow Fund. Parent and the Securityholder Agent shall certify such fair market value in a certificate signed by both Parent and the Securityholder Agent, and shall deliver such certificate to the Escrow Agent.

          (e) OBJECTIONS TO CLAIMS. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Securityholder Agent and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Parent of any Escrow Amounts pursuant to Section 7.2(d) hereof unless the Escrow Agent shall have received written authorization from the Securityholder Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of shares of Parent Common Stock from the Escrow Fund in accordance with Section 7.2(d) hereof, provided that no such payment or delivery may be made if the Securityholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

          (f)  RESOLUTION OF CONFLICTS; ARBITRATION.

               (i) In case the Securityholder Agent shall so object in writing to any claim or claims made in any Officer's Certificate, the Securityholder Agent and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholder Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Parent Common Stock from the Escrow Fund in accordance with the terms thereof.

               (ii) If no such agreement can be reached after good faith negotiation, either Parent or the Securityholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Parent and the Securityholder Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 7.2(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

               (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California under the rules then in effect of the American Arbitration Association. For purposes of this Section 7.2(f), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Parent shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award Parent less than the sum of one-half (1/2) of the disputed amount plus any amounts not in dispute; otherwise, the stockholders of the Company as represented by the Securityholder Agent shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

          (g)  SECURITYHOLDER AGENT OF THE STOCKHOLDERS; POWER OF ATTORNEY.

               (i) In the event that the Merger is approved, effective upon such vote, and without further act of any stockholder, Don McInnis and a representative of Fidelity Ventures to be appointed before the Effective Time shall be appointed as agents and attorneys-in-fact (collectively, the "SECURITYHOLDER AGENT") for each stockholder of the Company (except such stockholders, if any, as shall have perfected their appraisal or dissenters' rights under Delaware Law), for and on behalf of stockholders of the Company, to give and receive notices and communications, to authorize delivery to Parent of shares of Parent Common Stock from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Securityholder Agent for the accomplishment of the foregoing. Such agency may be changed by the stockholders of the Company from time to time upon not less than thirty (30) days prior written notice to Parent; provided that the Securityholder Agent may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Securityholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Securityholder Agent, and the Securityholder

Agent shall not receive compensation for his or her services. Notices or communications to or from the Securityholder Agent shall constitute notice to or from each of the stockholders of the Company.

               (ii) The Securityholder Agent shall not be liable for any act done or omitted hereunder as Securityholder Agent while acting in good faith and in the exercise of reasonable judgment. The stockholders of the Company on whose behalf the Escrow Amount was contributed to the Escrow Fund shall severally indemnify the Securityholder Agent and hold the Securityholder Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Securityholder Agent and arising out of or in connection with the acceptance or administration of the Securityholder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Securityholder Agent.

          (h) ACTIONS OF THE SECURITYHOLDER AGENT. A decision, act, consent or instruction of the Securityholder Agent shall constitute a decision of all the stockholders for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such stockholders, and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Securityholder Agent as being the decision, act, consent or instruction of each every such stockholder of the Company. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Securityholder Agent.

          (i) THIRD-PARTY CLAIMS. In the event Parent becomes aware of a third-party claim which Parent believes may result in a demand against the Escrow Fund, Parent shall notify the Securityholder Agent of such claim, and the Securityholder Agent, as representative for the stockholders of the Company, shall be entitled, at their expense, to participate in any defense of such claim. Parent shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Securityholder Agent, no settlement of any such claim with third-party claimants shall alone be determinative of the amount of any claim against the Escrow Fund. In the event that the Securityholder Agent has consented to any such settlement, the Securityholder Agent shall have no power or authority to object under any provision of this Article VII to the amount of any claim by Parent against the Escrow Fund with respect to such settlement.

          (j)  ESCROW AGENT'S DUTIES.

               (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Securityholder Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

               (ii) The Escrow Agent is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court of law, notwithstanding any notices, warnings or other communications from any party or any other person to the contrary. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

               (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

               (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

               (v) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by it in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

               (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of Parent Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of Parent Common Stock held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

               (vii) The parties and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.

               (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall be discharged from any further duties and liability under this Agreement.

          (k) FEES. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Parent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned by such default, delay, controversy or litigation.
Parent promises to pay these sums upon demand.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

     8.1 TERMINATION. Except as provided in Section 8.2 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

          (a)  by mutual written consent of the Company and Parent;

          (b) by Parent or the Company if: (i) the Effective Time has not occurred before 5:00 p.m. (Pacific time) on May 31, 1997 (provided that the right to terminate this Agreement under this clause 8.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity that would make consummation of the Merger illegal;

          (c) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity, which would: (i) prohibit Parent's or the Company's ownership or operation of all or any material portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate all or a material portion of the business or assets of the Company or Parent as a result of the Merger;

          (d) by Parent if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and (i) such breach has not been cured within five (5) business days after written notice to the Company (provided that, no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach the conditions set forth in Section 6.3(a) or 6.3(b), as the case may be, would not then be satisfied;

          (e) by the Company if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and (i) such breach has not been cured within five (5) business days after written notice to Parent (provided that, no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach the conditions set forth in
Section 6.2(a) or 6.2(b), as the case may be, would not then be satisfied.

Where action is taken to terminate this Agreement pursuant to this Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

     8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company, or their respective officers, directors or stockholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections 5.3 and 5.4 and Article VIII of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

     8.3 AMENDMENT. Except as is otherwise required by applicable law after the stockholders of the Company approve this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

     8.4 EXTENSION; WAIVER. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     9.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Parent or Merger Sub, to:

               Quickturn Design Systems, Inc.
               440 Clyde Avenue
               Mountain View, CA  94043
               Attention:  Keith R. Lobo
               Telephone No.:  (415) 967-3300
               Facsimile No.:  (415) 694-6505

               with a copy to:

               Wilson Sonsini Goodrich & Rosati, P.C.
               650 Page Mill Road
               Palo Alto, California 94304-1050
               Attention:  Herbert P. Fockler, Esq.
               Telephone No.:  (415) 493-9300
               Facsimile No.:  (415) 493-6811

          (b)  if to the Company, to:

               SpeedSim, Inc.
               11 School Street
               North Chelmsford, Massachusetts  01863
               Attention: Don McInnis
               Telephone No.:  (508) 251-3377
               Facsimile No.:  (508) 251-4004

               with a copy to:

               Foley, Hoag & Eliot LLP
               One Post Office Square
               Boston, Massachusetts  02109
               Attention:  John D. Patterson, Jr.
               Telephone No.:  (617) 832-1000
               Facsimile No.:  (617) 832-7000

          (c)  if to the Securityholder Agent:

               Don McInnis
               East Corporation
               11 School Street
               North Chelmsford, Massachusetts  01863
               Telephone No.:  (508) 251-3377
               Facsimile No.:  (508) 251-4004

     9.2 INTERPRETATION. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     9.4 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, the Schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Parent and Merger Sub may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates.

     9.5 SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     9.6 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     9.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

     9.8 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     9.9 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     IN WITNESS WHEREOF, Parent, Merger Sub, Company and the Securityholder Agent (as to Articles VII and IX), and have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.

QUICKTURN DESIGN SYSTEMS, INC.     SPEEDSIM, INC.



By /S/ KEITH LOBO                       By /S/ DON MCINNIS
   --------------------------------        ---------------------------------
   Name:   Keith Lobo                      Name:   Don McInnis
   Title:  President                       Title:  President



SECURITYHOLDER AGENT:              QT CORPORATION



 /S/ DON MCINNIS                        By /S/ KEITH LOBO
-----------------------------------        ---------------------------------
Name:  Don McInnis                         Name:   Keith Lobo
                                           Title:  President


(to be executed by Fidelity Investors Limited Partnership representative before the Closing Date)


/S/ JOHN REMONDI
-----------------------------------
Name:  John Remondi




                       ***REORGANIZATION AGREEMENT***